Exhibit 10.2

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), dated as of November 18, 2022, is made by UNIVERSAL TECHNICAL INSTITUTE, INC., a Delaware corporation (“Borrower”), each party identified as a “Guarantor” on the signature pages attached hereto (“Guarantor”; and, together with the Borrower, collectively, “Grantors” and each a “Grantor”), in favor of FIFTH THIRD BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS

A. Pursuant to that certain Credit Agreement of even date herewith by and among the Borrower, any other Loan Parties from time to time party thereto, and Lender (including all annexes, exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Lender has agreed to extend certain financial accommodations to or for the direct or indirect benefit of Grantors.

B. In order to induce Lender to enter into the Credit Agreement and the other Loan Documents and to induce Lender to make Advances and to incur Letter of Credit Obligations as provided for in the Credit Agreement, (i) each Grantor has agreed to grant to Lender a continuing Lien on the Collateral (as defined below) to secure the Secured Obligations (as defined below) and (ii) each Guarantor has agreed to guaranty the Guarantied Obligations.

C. Each Guarantor is an Affiliate of the Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrower by Lender. These recitals shall be construed as part of this Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and Lender agree as follows:

1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Credit Agreement (including Appendix A attached thereto) shall be applied herein as defined or established therein. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, shall have the meanings provided for by the Code to the extent the same are used or defined therein.

In addition to those terms defined elsewhere in this Security Agreement, as used in this Security Agreement, the following terms shall have the following meanings:

“Excluded Property” means, as of any date of determination, subject to the provisos to this definition below, collectively:

(a) any Equipment and Fixtures owned by a Grantor that are subject to a valid purchase money Lien or Capital Lease to the extent that (x) the purchase money Indebtedness or Capital Lease Obligation is permitted under the Credit Agreement and (y) the contractual agreement pursuant to which such Lien is granted (or in the document providing for such purchase money Lien or Capital Lease Obligation) prohibits or requires the consent of any Person (other than such Grantor or any of its Affiliates) as a condition to the creation of any other Lien on such Equipment or Fixtures;

(b) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a Lien thereon would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal Law; provided that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall automatically be considered Collateral;

(c) any permit, license or contractual obligation entered into by any Grantor (x) to the extent that any such permit, license or contractual obligation or any requirement of Law applicable thereto prohibits the creation of a Lien thereon (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), (y) which would be abandoned, invalidated, or unenforceable as a result of the creation of a Lien in favor of Lender (other than to the extent that any such consequences set forth in in this clause (y) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), or (z) to the extent that the creation of a Lien in favor of Lender would result in a breach or termination pursuant to the terms of or a default under any such permit, license or contractual obligation (other than to the extent that any such consequences set forth in this clause (z) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); and

(d) any (i) deposit account or securities account specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor or any of their respective Subsidiaries’ employees, which accounts are funded only in the ordinary course of business and not in excess of any amounts necessary to fulfill payroll obligations that are then currently owing, (ii) 401(k) accounts, escrow accounts and trust accounts and any other accounts the pledge or encumbrance of which would be prohibited by applicable Law, and (iii) deposit accounts into which payments with respect to governmental payors are deposited and for which assignment is prohibited under applicable Law (but not including any deposit accounts into which such governmental payor deposited payments are swept).

provided, that:

(i) the exclusions set forth above in clause (a) of this definition shall in no way: (A) apply or be effective, or be deemed, construed or interpreted to apply or be effective, to the extent that (x) any described prohibitions or restrictions are ineffective under applicable Law or (y) any consent or waiver has been obtained that would permit Lender’s Lien to attach notwithstanding the prohibition or restriction on the pledge of any such property or assets, or (B) limit, impair, or otherwise adversely affect, or be deemed, construed or interpreted to limit, impair or otherwise adversely affect, any of Lender’s continuing Liens upon any rights or interests of any Grantor in or to (x) monies due or to become due under or in connection with any described Equipment or fixtures or (y) any Proceeds from the sale, license, lease or other disposition of any such Equipment or fixtures; and

(ii) immediately and automatically upon the ineffectiveness, inapplicability, lapse or termination of any restriction, exclusion or prohibition described above in this definition, the Collateral shall include, and each applicable Grantor shall be automatically deemed to have granted to Lender (effective on and after such ineffectiveness, inapplicability, lapse or termination) a security interest in and Lien on, all such assets, rights, property and interests, as the case may be, as if such provision had never been in effect.

“Guarantied Obligations” means all of the Obligations (including any Rate Contract Obligations and any Obligations due and owing with respect to Bank Products) now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Insolvency Event, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Event), Fees, expenses (including any Fees or expenses that accrue after the commencement of an Insolvency Event, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Event), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by Lender in enforcing any rights under any of the Loan Documents. Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Obligations and would be owed by the Borrower to Lender but for the fact that such amounts are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Event or similar proceeding involving the Borrower or any Guarantor; provided that, anything to the contrary contained in the foregoing notwithstanding, the Guarantied Obligations shall exclude any Excluded Swap Obligation.

“Guaranty and Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Intellectual Property Security Agreement” means any security agreement in form and substance satisfactory to Lender for filing with the United States Copyright Office or the United States Patent and Trademark Office, as applicable.

“Pledged Equity” means the equity interests listed on Schedule V, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Security Agreement is in effect.

“Pledged Notes” means all promissory notes listed on Schedule V, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Obligations” means, collectively, all of the Obligations and all of the Guarantied Obligations; provided, that, the term Secured Obligations, as it pertains to (a) the Borrower, shall refer to, and shall be deemed to refer to, all of the Obligations or (b) one or more Guarantors, shall refer to, and shall be deemed to refer to, all of the Guarantied Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

2. GUARANTY.

(a) Guaranty.

(i) In recognition of the direct and indirect benefits to be received by each Guarantor from the proceeds of the Revolving Loans, the issuance of the Letters of Credit, and the entering into of the Bank Products or Rate Contracts and by virtue of the financial accommodations to be made to the Borrower (or any one or more of them) or any other Loan Party, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees as a primary obligor and not merely as an accommodation party the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guarantied Obligations. If any or all of the Obligations constituting Guarantied Obligations becomes due and payable, each Guarantor, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Lender, together with any and all expenses that may be incurred by Lender in demanding, enforcing, or collecting any of the Guarantied Obligations (including the enforcement of any Collateral for such Guarantied Obligations or any Collateral for the obligations of the Guarantors under this Security Agreement).

(ii) If any claim is ever made upon Lender for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Guarantied Obligations and Lender repays all or part of said amount by reason of (A) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (B) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any Guarantor), then and in each such event, each Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon such Guarantor, notwithstanding any revocation (or purported revocation) of this Security Agreement or other instrument evidencing any liability of any Grantor, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

(b) Bankruptcy. Additionally, each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guarantied Obligations to Lender, whether or not due or payable by any Loan Party upon the occurrence of any of the events specified in Sections 9.1(h) or 9.1(i) of the Credit Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Lender, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.

(c) Liability Absolute. The liability of each Guarantor hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Guarantied Obligations, whether executed by any other Guarantor or by any other Person, and the liability of each Guarantor hereunder shall not be affected or impaired by (i) any payment on, or in reduction of, any such other guaranty or undertaking, (ii) any dissolution, termination, or increase, decrease, or change in personnel by any Grantor, (iii) any payment made to Lender on account of the Secured Obligations which Lender repays to any Grantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (iv) any action or inaction by Lender, or (v) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Secured Obligations or of any security therefor.

(d) Continued Effect. This Security Agreement includes all present and future Guarantied Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by Law, each Guarantor hereby waives any right to revoke this Security Agreement as to future Guarantied Obligations and waives the benefits of California Civil Code Section 2815 and/or similar statues, if and to the extent applicable. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Lender, (ii) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Lender of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender in existence on the date of such revocation, (iv) no payment by any Guarantor, the Borrower, or from any other source, prior to the date of Lender’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by the Borrower or from any other source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder. This Security Agreement shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Lender and its successors, transferees, or assigns.

(e) Guaranty of Payment. The guaranty by each Guarantor hereunder is a guaranty of payment and not of collection. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or Grantor or any other Person and a separate action or actions may be brought and prosecuted against one or more Guarantors whether or not any action is brought against any other Guarantor or Grantor or any other Person and whether or not any other Guarantor or Grantor or any other Person be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by Law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof determined exclusive of the Applicable Statute of Limitations provided for in Section 2(k). Any payment by any Grantor or other circumstance which operates to toll any statute of limitations as to any Grantor (determined exclusive of the Applicable Statute of Limitations provided for in Section 2(k)) shall operate to toll the statute of limitations as to each Guarantor.

(f) Actions by Lender, etc. Each Guarantor authorizes Lender, without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

(i) change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter: (A) any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or Fees thereon); or (B) any security therefor or any liability incurred directly or indirectly in respect thereof, and this Security Agreement shall apply to the Obligations as so changed, extended, renewed, or altered;

(ii) take and hold security for the payment of the Secured Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure any of the Secured Obligations (including any of the obligations of all or any one or more Guarantors under this Security Agreement) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;

(iii) exercise or refrain from exercising any rights against any Grantor;

(iv) release or substitute any one or more endorsers, guarantors, any Grantor, or other obligors;

(v) settle or compromise any of the Secured Obligations, any security therefor, or any liability (including any of those of any of the Guarantors under this Security Agreement) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Grantor to its creditors;

(vi) apply any sums by whomever paid or however realized to any liability or liabilities of any Grantor to Lender regardless of what liability or liabilities of such Grantor remain unpaid;

(vii) consent to or waive any breach of, or any act, omission, or default under, this Security Agreement, any other Loan Document, any agreement in respect of Bank Products, any Rate Contract or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Security Agreement, any other Loan Document, any agreement in respect of Bank Products, any Rate Contract or any of such other instruments or agreements; or

(viii) take any other action that could, under otherwise applicable principles of Law, give rise to a legal or equitable discharge of one or more Guarantors from all or part of its or their respective liabilities under this Security Agreement.

(g) Capacity. It is not necessary for Lender to inquire into the capacity or powers of any Guarantor or the officers, directors, managers, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guarantied hereunder.

(h) Waiver of Certain Defenses. Each Guarantor jointly and severally guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The obligations of each Guarantor under this Security Agreement are independent of the Guarantied Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Guarantor or whether any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Security Agreement shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, any defense it may now or hereafter have in any way relating to, any or all of the following (provided that nothing in this Section 2(h) shall in any way limit Guarantor’s rights under any debtor relief law or any defense of payment of the Guarantied Obligations):

(i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guarantied Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guarantied Obligations resulting from the extension of additional credit.

(iii) any taking, exchange, release, or non-perfection of any Lien on any Collateral, or any taking, release, surrender, compromise, amendment, waiver of, or consent to departure from any other guaranty, for all or any of the Guarantied Obligations;

(iv) the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time against any Person, including Lender;

(v) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor;

(vi) any right or defense arising by reason of any claim or defense based upon an election of remedies by Lender including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any other Grantor or any guarantors or sureties;

(vii) any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of any Grantor; or

(viii) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to a Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, and any applicable Law requiring marshaling of assets, including, without limitation, California Civil Code Sections 2899 and 3433;

(ix) all rights and any defenses arising out of an election of remedies by Lender even though that the election of remedies, such as a non-judicial foreclosure with respect to security for a Guarantied Obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise;

(x) all rights and defenses that Guarantor may have because the Obligations are secured by real property. This means that, among other things, (A) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (B) if Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of Borrower’s obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; or

(xi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety.

(i) General Waivers.

(i) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require Lender to (A) proceed against any other Grantor or any other Person, (B) proceed against or exhaust any security held from any other Grantor or any other Person, (C) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Grantor, any other Person, or any Collateral or other collateral for the Secured Obligations, or (D) pursue any other remedy in Lender’s power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any Grantor or any other Person, other than payment of the Guarantied Obligations to the extent of such payment, based on or arising out of the disability of any Grantor or any other Person, or the validity, legality, or unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Grantor other than payment of the Secured Obligations to the extent of such payment. Lender may foreclose upon any Collateral held by Lender by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable Law, or may exercise any other right or remedy Lender may have against any Grantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Guarantors hereunder except to the extent the Guarantied Obligations have been paid.

(ii) Each Guarantor waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Security Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations, and all other notices to which a Guarantor might otherwise be entitled or which might be required by Law to be given by Lender. Each Guarantor waives notice of any Default or Event of Default under any of the Loan Documents. Each Guarantor assumes all responsibility for being and keeping itself informed of each Grantor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope, and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that Lender shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(iii) To the fullest extent permitted by applicable Law, each Guarantor hereby waives: (A) any right to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which any Guarantor may now or at any time hereafter have against the Borrower or any other party liable to Lender; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by Lender, including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against the Borrower or any other guarantor or surety; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof (determined exclusive of the Applicable Statute of Limitations provided for in Section 2(k)), and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations (determined exclusive of the Applicable Statute of Limitations provided for in Section 2(k)) shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

(iv) No Guarantor will exercise any rights that it may now or hereafter acquire against any other Grantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Security Agreement, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lender against any other Grantor or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other Grantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guarantied Obligations and all other amounts payable under this Security Agreement shall have been paid in full in cash and the Revolving Loan Commitment has been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guarantied Obligations and all other amounts payable under this Security Agreement, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as Collateral for any Guarantied Obligations or other amounts payable under this Security Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Security Agreement, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Grantor (the “Foreclosed Grantor”), including after payment in full of the Secured Obligations, if all or any portion of the Secured Obligations have been satisfied in connection with an exercise of remedies in respect of the Pledged Equity of such Foreclosed Grantor whether pursuant to this Security Agreement or otherwise.

(v) Each Guarantor represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable Law or public policy, such waivers shall be effective to the maximum extent permitted by Law.

(j) Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to guaranty and otherwise honor all Obligations in respect of Swap Obligations. The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Guarantied Obligations. Each Qualified ECP Guarantor intends that this Section 2(j) constitutes, and this Section 2(j) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(k) Maximum Liability. If the obligations of any Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability hereunder, in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Guarantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being “Maximum Liability”). In determining the Maximum Liability, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that (i) all rights of subrogation, indemnification and contribution which such Guarantor may have under this Section 2, any other agreement or applicable Law shall be taken into account and (ii) each Guarantor recognize ratable rights of contribution from each other and each other Grantor and have an equitable allocation of liabilities among them rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of this Security Agreement. Subject to the restrictions, limitations and other terms of this Security Agreement, each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its ratable, as among themselves, share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against each other Guarantor and each other Grantor hereunder which has not paid its ratable, as among themselves, share of such payment. For purposes of this Section 2(k), Maximum Liability also shall be calculated after giving effect to the operation of any statute of limitation or other applicable Law (collectively, the “Applicable Statute of Limitations”) which has the effect of extinguishing (by reason of the passage of time) a cause of action or proceeding or claim for relief that could otherwise (if not for the Applicable Statute of Limitations) render a Guarantor’s obligations under this Security Agreement unenforceable, void or avoidable. The above provisions of this Section 2(k) are intended solely to preserve the rights of Lender to the maximum extent not subject to avoidance under applicable Law, and no Guarantor or other Grantor or any other Person shall have any right or claim under this Section with respect to such Maximum Liability except to the extent necessary in any case or proceeding commenced against any Guarantor under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar Law so that none of the obligations of any Guarantor under this Security Agreement shall be rendered voidable under applicable Law.

(l) Subordination of Debt to Guarantor.

(i) Any indebtedness of Borrower or any of its respective Affiliates, to any of the Guarantors or their respective Affiliates, whether now or hereafter existing, whether direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Guarantors, including, without limitation, all rights and claims of the Guarantors against Borrower (arising as a result of subrogation or otherwise) as a result of each Guarantor’s payment of all or a portion of the Guarantied Obligation, together with any interest thereon (collectively, “Guarantor Claims”), shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Loan. Further, until the Guarantors are released from this Guaranty, the Guarantors agree that should any of the Guarantors receive any payment, satisfaction or security for any Guarantor Claim, the same shall be delivered to Lender in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Loan and until so delivered to Lender, shall be held in trust for Lender as security for the Loan.

(ii) In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Guarantors as debtors, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guarantied Obligation, any dividend or payment which is otherwise payable to the Guarantors and which, as between the Borrower and the Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guarantied Obligation, the Guarantors shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guarantied Obligation, and such subrogation shall be with respect to that portion of the Guarantied Obligation which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

(iii) Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantied Obligation, regardless of whether such encumbrances in favor of the Guarantors or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, each Guarantor shall not (i) exercise or enforce any creditor’s right such Guarantor may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances held by the Guarantors on assets of Borrower.

(m) Enforcement Costs. Each Guarantor hereby agrees to pay, on written demand by Lender, all costs incurred by Lender in collecting any amount payable under this guaranty or enforcing or protecting its rights under the Loan Documents, in each case whether or not legal proceedings are commenced (the “Enforcement Costs”). Such fees and expenses shall be in addition to the Guarantied Obligations and shall include, without limitation, costs and expenses of both in-house and outside counsel, paralegals and other hired professionals, special servicing fees (including portfolio management fees), court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), costs incurred in post-judgment collection efforts or in any bankruptcy proceeding to the extent such costs relate to the Guarantied Obligations or the enforcement of this guaranty. Amounts incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full upon Lender’s written demand for payment. This Section shall survive the payment in full of the Guarantied Obligations.

3. GRANT OF LIEN.

(a) Grant. To secure the prompt and complete payment, performance and observance of all of the Secured Obligations when due (whether upon stated maturity, mandatory prepayment, acceleration or otherwise), each Grantor hereby pledges, assigns, hypothecates, transfers, conveys, delivers and grants to Lender a continuing Lien upon and security interest in all of its right, title and interest in, to and under the following personal property of such Grantor, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade names, styles or derivations thereof), and whether owned by or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Contracts;

(iv) all Deposit Accounts, including all Collection Accounts, Controlled Disbursement Accounts, Disbursement Accounts, and all other bank accounts and all funds on deposit therein;

(v) all Documents;

(vi) all Farm Products;

(vii) all General Intangibles (including payment intangibles and Software);

(viii) all Goods (including Equipment, Fixtures and Inventory);

(ix) all Instruments;

(x) all Investment Property;

(xi) all Letter of Credit Rights;

(xii) all money, cash or cash equivalents;

(xiii) all Supporting Obligations;

(xiv) all Commercial Tort Claims;

(xv) all interest, dividends, distributions, cash, instruments, and other property received, receivable or otherwise payable or distributed in respect of, or in exchange for, any of the foregoing;

(xvi) all certificates and instruments representing or evidencing any of the foregoing; and

(xvii) to the extent not otherwise included in the foregoing, all Proceeds, products, tort claims, insurance claims and all other rights to payment and all accessions to, substitutions and replacements for, and rents and profits of or arising from, each of the foregoing; provided, however, that the Collateral shall not include any Excluded Property, but only for so long as such property or assets constitute “Excluded Property” as set forth, in the manner, and to the extent, expressly provided in the definition thereof.

(b) Setoff. In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations, and in order to induce Lender as aforesaid, each Grantor hereby grants to Lender a right of setoff against the property of such Grantor held by Lender or any agent of Lender, including all property described above in Section 3(a) now or hereafter in the possession or custody of, or in transit to, Lender or any agent of Lender, for any purpose (including safekeeping, collection or pledge), for the account of such Grantor, or as to which such Grantor may have any right or power.

4. LENDER’S RIGHTS; LIMITATIONS ON LENDER’S OBLIGATIONS.

(a) No Liability Under Contracts. It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under any and all Contracts and Licenses to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Lender shall have no obligation or liability under any such Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Lender of any payment relating to any such Contract or License pursuant hereto. Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any such Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(b) Notifying Account Debtors. Lender may, at any time after an Event of Default shall have occurred and be continuing, without prior notice to any Grantor, notify Account Debtors obligated under Accounts or Chattel Paper of any Grantor and other Persons obligated on Collateral that Lender has a Lien thereon and that payments thereunder shall be made directly to Lender. Upon the request of Lender after an Event of Default shall have occurred and be continuing, each Grantor shall so notify any such Account Debtor or other Persons obligated on the Collateral, and once any such notice has been given by any Grantor, no Grantor shall give any contrary instructions to such Account Debtor or other Person without Lender’s prior written consent.

(c) Verification; Information. Lender may, at any time after an Event of Default shall have occurred and be continuing, in Lender’s own name, in the name of a nominee of Lender, in the name of any Grantor or in the name of a nominee of any Grantor, communicate (by mail, telephone, facsimile, email or otherwise) with Account Debtors obligated under Accounts or Chattel Paper of such Grantor and other Persons obligated on Collateral to verify with such Persons, to Lender’s satisfaction, the existence, amount and terms of, and any other matter relating to, any such Accounts or Chattel Paper or other Collateral. If an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Lender at any time and from time to time promptly upon Lender’s request the following reports with respect to each Grantor: (i) a reconciliation of all Accounts and Chattel Paper; (ii) an aging of all Accounts and Chattel Paper; (iii) trial balances; and (iv) a test verification of such Accounts and Chattel Paper as Lender may request. Each Grantor, at its own expense, shall deliver to Lender the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

(d) Payments Held in Trust. If, notwithstanding the giving of any notice hereunder directing that payments be made directly to Lender, any Account Debtor of any Grantor or any other Person obligated on Collateral shall make payments to a Grantor, such Grantor shall hold all such payments it receives in trust for Lender, without commingling the same with other funds or property of, or held by, such Grantor and shall deliver the same to Lender in the manner set forth in Annex B to the Credit Agreement, in the identical form received, together with any necessary endorsements.

(e) Other Rights. Lender may, at any time after an Event of Default shall have occurred and be continuing, without prior notice to any Grantor and without demand or other process, and without payment of any rent or any other charge, (i) enter the premises of any Grantor and, without breach of the peace, until Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any Grantor’s Equipment for the purpose of collecting or realizing upon any of the Collateral and (ii) exercise any and all of its rights under any and all of the Collateral Documents.

5. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a) Rights in the Collateral. Such Grantor is the legal and beneficial owner of the Collateral, free and clear of all Liens, claims or security interests of very nature whatsoever, except such as are created pursuant to this Security Agreement and the other Loan Documents or as are permitted by the Credit Agreement, and such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and such Collateral is free and clear of any and all Liens other than Permitted Encumbrances.

(b) Filings. As of the Closing Date, no effective security agreement, financing statement, equivalent security or Lien instrument, continuation statement, or financing statement amendment or assignment covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Lender pursuant to this Security Agreement or the other Loan Documents, or (ii) in connection with any other Permitted Encumbrance.

(c) Liens. This Security Agreement is effective to create a valid and continuing Lien upon the Collateral. Upon filing of appropriate financing statements in the jurisdictions listed in Schedule I hereto, Lender shall have a perfected Lien on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code, which Lien (i) shall be prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Lender as a matter of law, and (ii) is enforceable as such as against any and all creditors of, and purchasers from, such Grantor (other than purchasers and lessees of Inventory in the ordinary course of business). All action by such Grantor necessary or desirable to perfect by filing such Lien on each item of the Collateral has been duly taken.

(d) Instruments, Letter of Credit Rights and Chattel Paper. As of the Closing Date, Schedule II hereto lists all Instruments with an original principal amount in excess of $1,000,000 (either individually or in the aggregate for all Grantors), Letter of Credit Rights and Chattel Paper, each with an original principal amount in excess of $1,000,000, of each Grantor. All action by such Grantor necessary or desirable to protect and perfect the Lien in favor of Lender on each item of Collateral set forth in Schedule II (including, upon Lender’s request, the prompt delivery of all originals thereof to Lender and the legending of all such Chattel Paper as required by Section 6(b)) has been duly taken. The Lien in favor of Lender on the Collateral listed in Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Lender as a matter of law, and is enforceable as such against any and all creditors of and purchasers from such Grantor.

(e) Grantor Information; Locations of Collateral and Records. As of the Closing Date, each Grantor’s name as it appears in official filings in its jurisdiction of organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), each Grantor’s jurisdiction of organization, the location of each Grantor’s chief executive office, principal place of business, corporate or other offices, all warehouses and premises where tangible Collateral with a value in excess of $1,000,000 (either individually or in the aggregate for all Grantors) is stored or located, and the locations of its books and records concerning the Collateral are set forth in Schedule III hereto. Each Grantor has only one jurisdiction of organization.

(f) [Reserved].

(g) [Reserved].

(h) Intellectual Property. As of the Closing Date, such Grantor has no interest in, or title to, any Intellectual Property except as set forth in Schedule IV hereto. This Security Agreement is effective to create a valid and continuing Lien upon the Intellectual Property of each Grantor. Upon the filing of each Intellectual Property Security Agreement with each of the United States Copyright Office and the United States Patent and Trademark Office, as applicable, and the filing of additional financing statements in all applicable jurisdictions listed in Schedule I hereto: (i) Lender shall have perfected Liens upon each Grantor’s Intellectual Property; (ii) such perfected Liens shall be enforceable as such as against any and all creditors of and purchasers from such Grantor; and (iii) all action necessary or desirable to protect and perfect Lender’s Lien on such Grantor’s Intellectual Property shall have been duly taken; provided, that (A) the registration of unregistered copyrights and the recordation of the Lien thereon in the United States Copyright Office may be necessary to render such Lien effective under federal Law against such subsequent transferees of such copyrights; (B) actions, filings and/or recordings may be required to be made under applicable non-United States Law with respect to Intellectual Property filed or registered in jurisdictions outside of the United States; and (C) additional actions, filings and/or recordings in the United States Patent and Trademark Office and United States Copyright Office may be required with respect to the perfection of Lender’s Lien on the Intellectual Property acquired by such Grantor after the date hereof.

(i) Investment Property.

(i) The shares of Pledged Equity pledged by each Grantor hereunder constitute all the issued and outstanding equity interests of each Issuer owned by such Grantor. Upon Lender’s request, Grantors shall promptly deliver to Lender all certificates, if any, evidencing the Pledged Equity pledged by any Grantor hereunder. No Issuer of Pledged Equity has elected pursuant to the provisions of Section 8-103 of the Code to provide that its equity interests are securities governed by Article 8 of the Code, except to the extent that such equity interests have been evidenced by certificates that, in the case of such equity interests owned by any Grantor, may be delivered to Lender pursuant to this Security Agreement.

(ii) All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

(iii) Upon Lender’s request, Grantors shall promptly deliver to Lender all of the original Pledged Notes then in existence. Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(iv) Schedule V lists all Investment Property owned by each Grantor. Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Security Agreement and, in the case of Investment Property which does not constitute Pledged Equity or Pledged Notes, for Permitted Encumbrances.

(j) Leasehold Interest. [Intentionally Omitted.]

(k) Other Excluded Property. Except with respect to any agreement for purchase money Indebtedness, or any Capital Lease Obligation, with respect to any Equipment or Fixture to the extent the Indebtedness secured thereby is permitted under the Credit Agreement, to the knowledge of each Grantor, there are no effective restrictions, prohibitions or exclusions set forth in any lease or other agreement to which any Grantor is a party which are not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or other applicable law affecting any Grantor or any of its property, or to which any Grantor’s property is subject as of the date hereof.

(l) Survival. The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Security Agreement.

6. COVENANTS. Each Grantor covenants and agrees with Lender that, from and after the date of this Security Agreement and until the Termination Date:

(a) Further Assurances; Pledge of Instruments; Chattel Paper.

(i) At any time and from time to time, upon the written request of Lender and at the sole expense of Grantors, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Lender may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Lender of any License or Contract held by such Grantor and to enforce the Liens granted hereunder and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document.

(ii) Upon Lender’s request, such Grantor shall promptly deliver to Lender all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper, Letter of Credit Rights and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer, as applicable, executed in blank) promptly after such Grantor receives the same.

(iii) If any Grantor is or becomes the beneficiary of a letter of credit, then such Grantor shall promptly, and in any event within two Business Days after becoming such a beneficiary, notify Lender thereof and enter into a tri-party agreement with Lender and the issuer or confirmation bank with respect to all Letter of Credit Rights in connection with such letter of credit, assigning such Letter of Credit Rights to Lender and directing all payments thereunder to the Collection Account or another bank account designated by Lender, which tri-party agreement shall be in form and substance reasonably satisfactory to Lender.

(iv) Upon Lender’s request, such Grantor shall promptly take all steps necessary to grant Lender control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(v) Such Grantor hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any jurisdiction with respect to the Lien created hereby any initial financing statement and any amendment thereto that (A) describes the Collateral (1) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the Code in such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (B) contains any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (1) whether such Grantor is an organization and the type of organization of such Grantor, and (2) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to Lender promptly upon Lender’s request therefor. Each Grantor also ratifies its authorization for Lender to have filed in any jurisdiction with respect to the Lien created hereby any initial statement or amendment thereto if filed prior to the date hereof.

(vi) Such Grantor shall promptly, and in any event within five Business Days after such Grantor becomes aware of its acquisition of any Commercial Tort Claim in excess of $1,000,000, notify Lender of such claim acquired by it and unless otherwise consented to by Lender, such Grantor shall enter into a supplement to this Security Agreement, granting to Lender a Lien on such claim.

(b) Maintenance of Books and Records. Such Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of each item of Collateral to which it purports to grant a Lien hereunder, including a record of any and all payments received and any and all credits granted with respect to each such item of Collateral and all other dealings with respect to each such item of Collateral. Such Grantor shall mark its books and records pertaining to each such item of Collateral to evidence this Security Agreement and the Liens granted hereby. Upon Lender’s request, any Chattel Paper or Instruments in any Grantor’s possession shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Lien of Fifth Third Bank, National Association.”

(c) Covenants Regarding Intellectual Property.

(i) Such Grantor shall notify Lender as soon as practicable (but in any event not to exceed two Business Days) if it knows or has reason to know (A) that any application or registration relating to any of its Licenses, Patents, Trademarks or Copyrights may become abandoned or dedicated, or (B) of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any such License, Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii) In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Lender prior written notice thereof, and, upon request of Lender, such Grantor shall execute and deliver any and all security documents as Lender may request, including an Intellectual Property Security Agreement, to evidence Lender’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii) Such Grantor shall take all actions deemed necessary by such Grantor in its good faith business judgment or reasonably requested by Lender (A) to maintain and pursue each application, (B) to obtain the relevant registration, and (C) to maintain its registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(iv) In the event that any Grantor’s Intellectual Property is infringed upon, or misappropriated or diluted by a third party, such Grantor shall, unless such Grantor shall reasonably determine that such Intellectual Property is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution, and seek recovery of any and all damages resulting from, such infringement, misappropriation or dilution, and shall take such other actions as Lender shall deem appropriate under the circumstances to protect such Intellectual Property.

(d) Equipment; Inventory.

(i) Upon request of Lender, each Grantor shall promptly deliver to Lender any and all certificates of title, applications for title or similar evidence of ownership of any Equipment, including motor vehicles with a fair market value in excess of $250,000, and shall cause Lender to be named as lienholder on any such certificate of title or other evidence of ownership. No Grantor shall permit any Equipment to become Fixtures to real property other than real property subject to mortgages or deeds of trust in favor of Lender.

(ii) Each Grantor, as applicable, shall (A) obtain, produce, manufacture, package, store, market, distribute and sell all of its Inventory, including any Inventory that consists, or that could be deemed to consist, of Hazardous Materials, in accordance with all applicable Law and (B) promptly notify Lender if such Grantor is required to obtain any Permit that is not readily available to Lender or any other Person with respect to the acquisition, production, manufacturing, packaging, storage, marketing, distribution or sale of any of such Grantor’s Inventory.

(e) Excluded Property. In addition to, and without limiting, any of the other terms and conditions set forth herein or in any of the other Loan Documents, no Grantor shall: (i) amend any lease or other agreement in effect as of the date hereof so that the grant of a security interest therein or in connection therewith to Lender would result in the classification of any property or assets subject to such lease or other agreement as, in any instance, Excluded Property and (ii) without the prior consent of Lender, enter into any lease or other agreement after the date hereof which by its terms would give rise to an exclusion set forth in the definition of Excluded Property except (A) to the extent of any general prohibition against a complete assignment of such lease or other agreement in which a Grantor is a lessee pursuant to the terms thereof without the consent of such Grantor’s lessor (provided, that nothing in this Security Agreement shall, or shall be construed to, constitute Lender’s agreement that the foregoing restriction is valid or is not otherwise rendered ineffective under the Code or other applicable law) and (B) any agreement for purchase money Indebtedness, or any Capital Lease Obligation, with respect to any Equipment or Fixture to the extent the Indebtedness secured thereby is permitted under the Credit Agreement.

(f) Investment Property.

(i) Within ninety (90) days following the Closing Date, and from time to time upon Lender’s request, all certificates and/or instruments evidencing the Pledged Equity shall promptly be delivered to and held by or on behalf of Lender pursuant hereto. All Pledged Equity shall be accompanied by (A) duly executed instruments of transfer to be assigned in blank, in form and substance reasonably satisfactory to Lender in each instance, (B) a duly executed irrevocable proxy, in form and substance reasonably satisfactory to Lender in each instance (an “Irrevocable Proxy”), and (C) a duly acknowledged equity interest registration page, in blank, from the applicable Issuer, in form and substance reasonably satisfactory to Lender in each instance (a “Registration Page”). If such Grantor shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as agent of Lender, hold the same in trust for Lender and, upon Lender’s request, promptly deliver the same forthwith to Lender in the exact form received, duly indorsed by such Grantor to Lender, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if Lender so requests, signature guaranteed, to be held by Lender, subject to the terms hereof, as additional Collateral for the Secured Obligations. If such Grantor acquires Pledged Equity with respect to any Issuer following the date hereof that is not an Issuer of Pledged Equity as of the date hereof, such Grantor shall, upon Lender’s request, promptly deliver an executed Irrevocable Proxy and Registration Page with respect to such new Issuer to Lender. Upon the occurrence and during the continuance of an Event of Default, (1) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Lender to be held, at Lender’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Obligations as provided in the Credit Agreement, and (2) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Lender, upon Lender’s request, promptly be delivered to Lender to be held, at Lender’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Obligations as provided in the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, unless otherwise permitted hereunder or under the Credit Agreement, such Grantor shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(ii) Without the prior written consent of Lender, such Grantor will not (A) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, (B) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement) other than, with respect to Investment Property not constituting Pledged Stock or Pledged Notes, any such action which is not prohibited by the Credit Agreement, (C) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Encumbrances, or (D) enter into any agreement or undertaking restricting the right or ability of such Grantor or Lender to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, with respect to such Investment Property, shareholders’ agreements entered into by such Grantor with respect to Persons in which such Grantor maintains an ownership interest of 50% or less.

(iii) In the case of each Grantor which is an Issuer, such Issuer agrees that (A) it will be bound by the terms of this Security Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (B) it will notify Lender promptly in writing of the occurrence of any of the events described in Section 6(f)(i) with respect to the Investment Property issued by it and (C) the terms of Sections 8(e) and each Irrevocable Proxy with respect to the Pledged Equity of such Grantor shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 8(e) or such Irrevocable Proxy regarding the Investment Property issued by it.

(iv) Such Grantor recognizes that Lender may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities Laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Lender shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities Laws, even if such Issuer would agree to do so. Such Grantor agrees to the maximum extent permitted by applicable Law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption Law now or hereafter in force except for a defense that no Event of Default has occurred in order to prevent or delay the enforcement of this Security Agreement, or the absolute sale of the whole or any part of the Pledged Equity or the possession thereof by any purchaser at any sale hereunder, and such Grantor waives the benefit of all such Laws to the extent it may lawfully do so.

(v) Such Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6(f) valid and binding and in compliance with applicable Law. Such Grantor further agrees that a breach of any of the covenants contained in this Section 6(f) will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6(f) shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

(g) Locations. Such Grantor shall give Lender at least twenty (20) days prior written notice of any intention to (i) relocate the tangible Collateral (other than if such Collateral is Inventory in transit, Equipment out for repair or servicing in the Ordinary Course of Business, in the possession of employees, intangible Collateral, or Collateral that does not exceed $1,000,000 either individually or in the aggregate for all Grantors) or any of the records relating to the Collateral from the locations listed on Schedule III attached to this Security Agreement, and (ii) acquire any new location where records of such Grantor with respect to the Collateral are located or any tangible Collateral is located, and shall submit to Lender an updated Schedule III to reflect such additional new locations (provided such Grantor’s failure to do so shall not impair Lender’s Lien thereon). Any additional filings or refilings reasonably requested by Lender as a result of any such relocation in order to maintain the Lender’s Lien on the Collateral shall be at the Grantors’ joint and several expense.

(h) Indemnification. In any suit, proceeding or action brought by Lender relating to any Collateral for any sum owing with respect thereto (to the extent Lender is entitled to bring such suit, proceedings or action pursuant to the terms hereof or under applicable Law) or to enforce any rights or claims with respect thereto, each Grantor shall save, indemnify and hold Lender harmless from and against all expenses (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors by any such Grantor, except in the case of Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. All such obligations of such Grantor shall be and remain enforceable against and only against Grantors and shall not be enforceable against Lender. Each Grantor’s obligations under this Section 6(h) shall survive the termination of this Security Agreement.

(i) Compliance with Terms of Accounts, Chattel Paper and Agreements. Such Grantor shall perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral, except where such non-performance or non-compliance could not reasonably be expected to result in a Material Adverse Effect.

(j) Limitation on Liens on Collateral. Such Grantor shall not create, incur, assume or permit to exist, and such Grantor shall defend the Collateral against, and take such other action as is necessary to remove, any Lien upon the Collateral except Permitted Encumbrances, and shall defend the right, title and interest of Lender in and to such Grantor’s rights under the Collateral against the claims and demands of all Persons.

(k) Limitations on Disposition. Such Grantor shall not sell, lease, license, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by the Credit Agreement.

(l) Further Identification of Collateral. Such Grantor shall, if so requested by Lender, furnish to Lender, as often as Lender reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in such detail as Lender may specify.

(m) Notices. Such Grantor shall advise Lender promptly, in detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event that would have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(n) Good Standing Certificates. Promptly after Lender’s request, which request Lender may make from time to time, such Grantor shall provide to Lender a certificate of good standing from its jurisdiction of organization.

(o) No Reorganization or Division. Without limiting any other prohibitions involving Grantors contained in the Credit Agreement, and notwithstanding any other provisions to the contrary in any Loan Document, no Grantor shall, without the prior written consent of Lender: (i) reincorporate or reorganize itself under the Laws of any jurisdiction or (ii) consummate, or take or permit any action to effectuate, a statutory division under applicable Law (including any transfer or allocation of assets effected by any such statutory division).

(p) Terminations; Amendments Not Authorized. Each Grantor acknowledges and agrees that it will not file any financing statement or amendment or termination statement with respect to any financing statement filed hereunder without the prior written consent of Lender, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(q) Authorized Terminations. Lender will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases.

(r) Additional Grantors. Pursuant to Section 4.12(b) of the Credit Agreement, each Domestic Subsidiary (other than Immaterial Subsidiaries) not a party hereto on the date of hereof shall deliver to Lender within thirty (30) days (or such longer period to which Lender consents in its sole discretion) after formation, creation or acquisition thereof, an additional Guaranty and Security Agreement Supplement to Lender’s satisfaction. Upon execution and delivery by the Lender and such Domestic Subsidiary of a Guaranty and Security Agreement Supplement, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect.

7. LENDER’S APPOINTMENT AS ATTORNEY-IN-FACT. Each Grantor hereby irrevocably constitutes and appoints Lender (and all officers, employees or agents designated by Lender), with full power of substitution, as such Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in Lender’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and Instruments that may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, such Grantor hereby grants to Lender the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, and at any time when an Event of Default has occurred and is continuing, to do the following, subject to any limitation expressly provided for in the Credit Agreement or any other Loan Document: (a) change the mailing address of such Grantor, open a post office box on behalf of such Grantor, open mail for such Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other Instruments for the payment of moneys due, and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any of the Collateral; (b) effect any repairs to any of the Collateral, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any Taxes or Liens (other than Liens permitted under this Security Agreement or the Credit Agreement) levied or placed on or threatened against such Grantor or the Collateral; (d) defend any suit, action or proceeding brought against such Grantor if such Grantor does not defend such suit, action or proceeding or if Lender believes that such Grantor is not pursuing such defense in a manner that will maximize the recovery to Lender, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Lender may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due to such Grantor whenever payable and to enforce any other right in respect of the Collateral; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) cause the certified public accountants then engaged by such Grantor to prepare and deliver to Lender at any time and from time to time, promptly upon Lender’s request, the following reports: (i) a reconciliation of all of its Accounts and Chattel Paper, (ii) an aging of all such Accounts and Chattel Paper; (iii) trial balances; (iv) test verifications of such Accounts and Chattel Paper as Lender may request; and (v) the results of each physical verification of its Inventory; (h) communicate in its own name or in the name of others with any Account Debtors of such Grantor, parties to any Contracts of such Grantor or other obligors of such Grantor in respect of Instruments, Chattel Paper or General Intangibles of such Grantor with regard to the assignment of the right, title and interest of such Grantor in, to and under such Accounts, Contracts, Instruments, Chattel Paper, General Intangibles and other matters relating thereto; (i) file such financing statements with respect to this Security Agreement, with or without such Grantor’s signature, or file a photocopy of this Security Agreement in substitution for a financing statement, as Lender may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements that may require such Grantor’s signature; (j) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Lender were the absolute owner of the Collateral for all purposes; and (k) do, at Lender’s option and such Grantor’s expense, at any time or from time to time, all acts and other things that Lender reasonably deems necessary to perfect, preserve, or realize upon the Collateral and Lender’s Liens thereon, all as fully and effectively as such Grantor might do. Each Grantor hereby ratifies, to the extent permitted by Law, all that Lender shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender pursuant to this Section 7 are solely to protect Lender’s Liens upon and interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers except as otherwise expressly provided for herein. Lender agrees that (A) except for the powers granted in clause (a) above, it shall not exercise any power or authority granted pursuant to this Section 7 unless an Event of Default has occurred and is continuing, and (B) Lender shall account for any moneys received by Lender in respect of any foreclosure on or disposition of any of the Collateral pursuant to the powers of attorney granted herein; provided, that, except as set forth in Section 10, Lender shall not have any duty of any kind as to any Collateral except as otherwise expressly required under applicable Law, and Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF LENDER OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

8. REMEDIES; RIGHTS UPON DEFAULT.

(a) Remedies Generally. If any Event of Default shall have occurred and be continuing:

(i) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, Lender may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified in clause (ii) below of the time and place of any public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable Law), may immediately enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and an opportunity for a hearing on Lender’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may sell, lease, license, assign, give an option or options to purchase, sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, or at any exchange, at such prices as it may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by Law, upon any such private sale or sales, to purchase, for the benefit of Lender, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such sales at such time or times as Lender deems necessary or advisable.

(ii) Each Grantor further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at a place or places designated by Lender as convenient to Lender and such Grantor, whether at such Grantor’s premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Lender. Lender shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender’s remedies without, except as may be required by applicable state Laws, prior notice or hearing as to such appointment. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Lender of any other amount required by any provision of Law, need Lender account for the surplus, if any, to any Grantor. Each Grantor waives, to the maximum extent permitted by applicable Law, all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that 10 days’ prior notice by Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. To the extent not prohibited by Law, Grantors shall remain jointly and severally liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys’ fees or other expenses incurred by Lender to collect such deficiency.

(b) Waivers. Except as otherwise specifically provided herein, each Grantor hereby waives (to the maximum extent permitted by applicable Law) presentment, demand, protest or any notice of any kind in connection with this Security Agreement or any Collateral.

(c) Commercial Reasonableness. To the extent that applicable Law imposes duties on Lender to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8(c) is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(c). Without limiting the generality of the foregoing, nothing contained in this Section 8(c) shall be construed to grant any rights to any Grantor or to impose any duties on Lender that would not have been granted or imposed by this Security Agreement or by applicable Law in the absence of this Section 8(c).

(d) Waiver of Certain Defenses. To the extent not prohibited by Law, Lender shall not be required to make any demand upon, or pursue or exhaust any of its respective rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Lender shall not be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Lender any valuation, stay, appraisement, extension, redemption or similar Laws and any and all rights, protections or defenses it may have as a guarantor or surety now or hereafter existing that, but for this provision, might be applicable to a guarantor or surety or to the sale of any Collateral made pursuant to the judgment, order or decree of any court, or privately pursuant to the power of sale conferred by this Security Agreement, or otherwise.

(e) Investment Property.

(i) Unless an Event of Default shall have occurred and be continuing and Lender shall have given notice to the relevant Grantor of Lender’s intent to exercise its corresponding rights pursuant to Section 8(e)(ii), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could reasonably be expected to materially impair the Collateral, taken as a whole, or which would violate any provision of the Credit Agreement, this Security Agreement or any other Loan Document.

(ii) If an Event of Default shall occur and be continuing, and Lender shall give contemporaneous notice of its intent to exercise its rights under the Loan Documents or applicable Law to the relevant Grantor or Grantors, Lender shall have the right to (A) receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with the terms of the Credit Agreement, (B) transfer and register any or all of the Investment Property in the name of Lender or its nominee, it being acknowledged by each Grantor (in its capacity as Grantor and, if such Grantor is an Issuer of any Investment Property, as Issuer) that such transfer and registration may be effected by Lender by the delivery of a Registration Page to the applicable Issuer reflecting Lender or its designee as the holder of such Investment Property, or otherwise by Lender through its irrevocable appointment as attorney-in-fact pursuant to this Security Agreement and each Irrevocable Proxy, (C) exercise, or permit its nominee to exercise, all voting and other rights pertaining to such Investment Property as a holder of such Investment Property, with full power of substitution to do so, (D) exercise, or permit its nominee to exercise, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), and including with respect to the Pledged Equity, giving or withholding written consents of stockholders, partners or members, calling special meetings of stockholders, partners or members and voting at such meetings and otherwise act with respect to the Investment Property as if Lender were the outright owner thereof, (E) exercise any other rights or remedies Lender may have under the Code or other applicable Law, and (F) take any action and execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement, all without liability except to account for property actually received by it, but Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(iii) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (A) comply with any instruction received by it from Lender in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (B) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Lender

(iv) Any transfer to Lender or its nominee, or registration in the name of Lender or its nominee, of the whole or any part of the Investment Property, whether by the delivery of a Registration Page to an Issuer or otherwise, shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Security Agreement and is not intended to effectuate any transfer of ownership of the Investment Property. Notwithstanding any delivery or modification of a Registration Page or exercise of an Irrevocable Proxy, Lender shall not be deemed the owner of, or assume any obligations of the owner or holder of any Investment Property unless and until Lender accepts such obligations in writing or otherwise takes steps to foreclose its Lien on the Investment Property and become the owner thereof under applicable Law (including via sale as described in this Security Agreement).

(v) Each Grantor further agrees that a breach of any of the covenants contained in this Section 8(e) will cause irreparable injury to Lender, that Lender shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8(e) shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

9. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. Solely for the purpose of enabling Lender to exercise its rights and remedies under Section 8 (including, without limiting the terms of Section 8, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time or times as Lender shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

10. LIMITATION ON LENDER’S DUTIES IN RESPECT OF COLLATERAL. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors, or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

13. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Lender and Grantors with respect to the matters referred to herein and therein.

14. NO WAIVER; CUMULATIVE REMEDIES. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing and signed by Lender, and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Lender would otherwise have on any future occasion. No failure by Lender to exercise, nor any delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by Law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and each Grantor.

15. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of Law that may be controlling and to be limited to the extent necessary so that they do not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

16. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 2(a)(ii) and Section 11, this Security Agreement shall terminate upon the Termination Date.

17. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, all future holders of any Instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or Instrument evidencing any of the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Lender hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

18. COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or other electronic transmission or, if approved in writing by Lender, electronic means, all of which shall be equally valid. Delivery of an executed signature page of this Security Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

19. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND ANY APPLICABLE LAWS OF THE UNITED STATES. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG GRANTORS AND LENDER PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF HAMILTON COUNTY; PROVIDED, FURTHER, THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON ITS SIGNATURE PAGE TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH GRANTOR’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

20. WAIVER OF JURY TRIAL; JUDICIAL REFERENCE. Section 11.12 and Section 11.18 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

21. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

22. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

23. ADVICE OF COUNSEL. Each of the parties hereto represents to each other party hereto that it has discussed this Security Agreement (and, specifically, the provisions of Sections 19 and 20) with its counsel.

24. BENEFIT OF LENDER. All Liens granted or contemplated hereby shall be for the benefit of Lender, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above, and each of the Grantors has caused this Security Agreement to be executed under seal.

BORROWER:	UNIVERSAL TECHNICAL INSTITUTE, INC.

	By:	/s/ Jerome Grant
	Name:	Jerome Grant
	Title:	Chief Executive Officer

GUARANTORS:	UTI HOLDINGS INC.

	By:	/s/ Chris Kevane
	Name:	Chris Kevane
	Title:	Vice President and Secretary

STUDENT FUNDING GROUP, LLC

By: Universal Technical Institute, Inc. Its Sole Member

	By:	/s/ Jerome Grant
	Name:	Jerome Grant
	Title:	Chief Executive Officer

HCP ED HOLDINGS, INC.

	By:	/s/ Jerome Grant
	Name:	Jerome Grant
	Title:	President

UNIVERSAL TECHNICAL INSTITUTE OF ARIZONA, INC.

	By:	/s/ Jerome Grant
	Name:	Jerome Grant
	Title:	President

U.T.I, OF ILLINOIS, INC.

	By:	/s/ Jerome Grant
	Name:	Jerome Grant
	Title:	President

Signature Page to Guaranty and Security Agreement

UNIVERSAL TECHNICAL INSTITUTE OF CALIFORNIA, INC.

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

UNIVERSAL TECHNICAL INSTITUTE OF SOUTHERN CALIFORNIA, LLC

By:	Universal Technical Institute of California, Inc. Its Sole Member

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

UNIVERSAL TECHNICAL INSTITUTE OF NORTH CAROLINA, INC.

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

UNIVERSAL TECHNICAL INSTITUTE OF TEXAS, INC.

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

UNIVERSAL TECHNICAL INSTITUTE OF PENNSYLVANIA, INC.

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

Signature Page to Guaranty and Security Agreement

UNIVERSAL TECHNICAL INSTITUTE NORTHEAST, LLC

By:	UTI Holdings Inc.
Its Sole Member

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

UNIVERSAL TECHNICAL INSTITUTE OF PHOENIX, INC.

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

UNIVERSAL TECHNICAL INSTITUTE OF NORTHERN CALIFORNIA, INC.

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

CUSTOM TRAINING GROUP, INC.

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

MICHIGAN INSTITUTE OF AERONAUTICS, INC. d/b/a MIAT College of Technology

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

Signature Page to Guaranty and Security Agreement

UNIVERSAL TECHNICAL INSTITUTE OF ARIZONA, LLC

By: Universal Technical Institute of Arizona, Inc. Its Sole Member

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

UTI SOUTH FLORIDA, LLC
By: Universal Technical Institute of Arizona, Inc. Its Sole Member

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

UNIVERSAL TECHNICAL INSTITUTE VENTURES, LLC

By:	Universal Technical Institute, Inc.
Its Manager

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	Chief Executive Officer

UTI WEST TEXAS, LLC

By: Universal Technical Institute of Texas, Inc. Its Sole Member

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

UNIVERSAL TECHNICAL INSTITUTE OF NORTHERN TEXAS, LLC

By:	Universal Technical Institute of Texas, Inc.
Its Sole Member

By:	/s/ Jerome Grant
Name:	Jerome Grant
Title:	President

Signature Page to Guaranty and Security Agreement

LENDER:	FIFTH THIRD BANK, NATIONAL ASSOCIATION

	By:	/s/ Jeff Thom
	Name:	Jeff Thom
	Title:	Senior Vice President

Signature Page to Guaranty and Security Agreement

SCHEDULE I

to

GUARANTY AND SECURITY AGREEMENT

FILING JURISDICTIONS

Name of Entity	Filing Jurisdiction
Universal Technical Institute, Inc.	Delaware
UTI Holdings, Inc.	Arizona
Student Funding Group, LLC	Arizona
HCP Ed Holdings, Inc.	Delaware
Michigan Institute of Aeronautics, Inc.	Michigan
Universal Technical Institute of Arizona, Inc.	Delaware
Universal Technical Institute of Arizona, LLC	Delaware
UTI South Florida, LLC	Delaware
U.T.I, of Illinois, Inc.	Illinois
Universal Technical Institute Ventures, LLC	Delaware
Universal Technical Institute of California, Inc.	California
Universal Technical Institute of Southern California, LLC	Delaware
Universal Technical Institute of North Carolina, Inc.	Delaware
Universal Technical Institute of Texas, Inc.	Texas
UTI West Texas, LLC	Delaware
Universal Technical Institute of Northern Texas, LLC	Delaware
Universal Technical Institute of Pennsylvania, Inc.	Delaware
Universal Technical Institute Northeast, LLC	Delaware
Universal Technical Institute of Phoenix, Inc.	Delaware
Universal Technical Institute of Northern California, Inc.	California
Custom Training Group, Inc.	California

SCHEDULE II

to

GUARANTY AND SECURITY AGREEMENT

INSTRUMENTS CHATTEL PAPER

AND

LETTER OF CREDIT RIGHTS

Instruments:

1.	None.

Chattel Paper:

1.	None.

Letter of Credit Rights:

1.	None.

SCHEDULE III

to

GUARANTY AND SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL AND RECORDS

Official Name of Grantor	Type of Entity	Jurisdiction of Organization	Principal Place of Business and Chief Executive Office	Other Collateral Locations
Universal Technical Institute, Inc.	Corporation	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032

9494 Haven Ave, Rancho Cucamonga, CA

4175 E. Conant St., Long Beach, CA

4100 Duckhorn Dr., Sacramento, CA

10695 W. Pierce St., Avondale, AZ

2601 SW 145th Ave. Miramar, FL

2844 W. Deer Valley Rd., Phoenix, AZ

9751 Delegates Dr., Orlando, FL

721 Lockhaven Dr., Houston, TX

301 W. Howard Lane, Austin, TX

5151 Regent

Blvd., Irving, TX

2611 Corporate West Drive, Lisle, IL

2955 S. Haggerty Rd., Canton, MI

533 Northpark Central Dr., Houston, TX

220 Byers Creek Rd., Mooresville, NC

750 Pennsylvania Dr., Exton, PA

1515 Broad St,

Bloomfield, NJ

UTI Holdings, Inc.	Corporation	Arizona	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032

9494 Haven Ave, Rancho Cucamonga, CA

4175 E. Conant St., Long Beach, CA

4100 Duckhorn Dr., Sacramento, CA

10695 W. Pierce St., Avondale, AZ

2601 SW 145th Ave. Miramar, FL

2844 W. Deer Valley Rd., Phoenix, AZ

9751 Delegates Dr., Orlando, FL

721 Lockhaven Dr., Houston, TX

301 W. Howard Lane, Austin, TX

5151 Regent

Blvd., Irving, TX

2611 Corporate West Drive, Lisle, IL

2955 S. Haggerty Rd., Canton, MI

533 Northpark Central Dr., Houston, TX

220 Byers Creek Rd., Mooresville, NC

750 Pennsylvania Dr., Exton, PA

1515 Broad St,

Bloomfield, NJ

Student Funding Group, LLC	Limited Liability Company	Arizona	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	N/A

HCP Ed Holdings, Inc.	Corporation	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	2955 S. Haggerty Rd., Canton, MI 533 Northpark Central Dr., Houston, TX

Michigan Institute of Aeronautics, Inc.	Corporation	Michigan	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	2955 S. Haggerty Rd., Canton, MI 533 Northpark Central Dr., Houston, TX

Universal Technical Institute of Arizona, Inc.	Corporation	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	10695 W. Pierce St., Avondale, AZ 2601 SW 145th Ave. Miramar, FL

Universal Technical Institute of Arizona, LLC	Limited Liability Company	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	N/A

UTI South Florida, LLC	Limited Liability Company	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	2601 SW 145th Ave. Miramar, FL

U.T.I, of Illinois, Inc.	Corporation	Illinois	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	2611 Corporate West Drive, Lisle, IL

Universal Technical Institute Ventures, LLC	Limited Liability Company	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	2611 Corporate West Drive, Lisle, IL

Universal Technical Institute of California, Inc.	Corporation	California	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	9494 Haven Ave, Rancho Cucamonga, CA 4175 E. Conant St., Long Beach, CA

Universal Technical Institute of Southern California, LLC	Limited Liability Company	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	4175 E. Conant St., Long Beach, CA

Universal Technical Institute of North Carolina, Inc.	Corporation	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	220 Byers Creek Rd., Mooresville, NC

Universal Technical Institute of Texas, Inc.	Corporation	Texas	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	721 Lockhaven Dr., Houston, TX

UTI West Texas, LLC	Limited Liability Company	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	301 W. Howard Lane, Austin, TX

Universal Technical Institute of Northern Texas, LLC	Limited Liability Company	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	5151 Regent Blvd., Irving, TX

Universal Technical Institute of Pennsylvania, Inc.	Corporation	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	750 Pennsylvania Dr., Exton, PA

Universal Technical Institute Northeast, LLC	Limited Liability Company	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	1515 Broad St, Bloomfield, NJ

Universal Technical Institute of Phoenix, Inc.	Corporation	Delaware	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	10695 W. Pierce St., Avondale, AZ 9751 Delegates Dr., Orlando, FL

Universal Technical Institute of Northern California, Inc.	Corporation	California	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032	4100 Duckhorn Dr., Sacramento, CA

Custom Training Group, Inc.	Corporation	California	4225 E. Windrose Drive, Suite 200, Phoenix, AZ 85032

9494 Haven Ave, Rancho Cucamonga, CA

4175 E. Conant St., Long Beach, CA

4100 Duckhorn Dr., Sacramento, CA

10695 W. Pierce St., Avondale, AZ

2844 W. Deer Valley Rd., Phoenix, AZ

9751 Delegates Dr., Orlando, FL

721 Lockhaven Dr., Houston, TX

5151 Regent

Blvd., Irving, TX

2611 Corporate West Drive, Lisle, IL

2955 S. Haggerty Rd., Canton, MI

533 Northpark Central Dr., Houston, TX

220 Byers Creek Rd., Mooresville, NC

750 Pennsylvania Dr., Exton, PA

1515 Broad St,

Bloomfield, NJ

SCHEDULE IV

to

GUARANTY AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

Michigan Institute of Aeronautics, Inc.

(Michigan Corporation)

U.S. Trademarks

Trademark Registrations

Mark	Reg. No.	Reg. Date
MIAT COLLEGE OF TECHNOLOGY	6614379	01/11/2022
MIAT	5181537	04/11/2017
MIAT and Design	3746644	02/09/2010

Foreign Trademarks

Trademark Registrations

Mark	Jurisdiction	Reg. No.	Reg. Date
MIAT COLLEGE OF TECHNOLOGY	Mexico	2273463	07/09/2021
MIAT	Mexico	1767522	06/23/2017

Universal Technical Institute, Inc.

(Delaware Corporation)

U.S. Trademarks

Trademark Registrations

Mark	Reg. No.	Reg. Date
VETS TO TECHS and Design	4857821	11/24/2015
VETS TO TECHS	4857820	11/24/2015
CHOSEN BY INDUSTRY. READY TO WORK.	4268051	01/01/2013
MMI MARINE MECHANICS INSTITUTE A DIVISION OF UNIVERSAL TECHNICAL INSTITUTE and Design	3549509	12/23/2008
MMI MOTORCYCLE MECHANICS INSTITUTE A DIVISION OF UNIVERSAL TECHNICAL INSTITUTE and Design	3549507	12/23/2008
P POWER & PERFORMANCE and Design	3487231	08/19/2008
YAMAPRO	3425918	05/13/2008
POWER AND PERFORMANCE	3145299	09/19/2006
MOTORCYCLE MECHANICS INSTITUTE	3049114	01/24/2006
MARINE MECHANICS INSTITUTE	3027376	12/13/2005
UTI	3001436	09/27/2005
MMI	2985507	08/16/2005
MMI	2985506	08/16/2005
UNIVERSAL TECHNICAL INSTITUTE	2985505	08/16/2005
UT (Stylized)	2970677	07/19/2005

Foreign Trademarks

Trademark Registrations

Mark	Jurisdiction	Reg. No.	Reg. Date
	China	11988482	06/21/2014

UTI Holdings, Inc.

(Arizona Corporation)

U.S. Trademark

Trademark Registration

Mark	Reg. No.	Reg. Date
FACT	2429878	02/20/2001

Custom Training Group, Inc.

(California Corporation)

U.S. Copyright

Copyright Registration

Title	Reg. No.	Reg. Date
HARLEY-DAVIDSON FUNDAMENTALS I.	TX0005062068	01/18/2000

Student Funding Group, LLC

(Arizona Limited Liability Company)

U.S. Copyright

Copyright Registration

Title	Reg. No.	Reg. Date
I PAY, YOU REPAY: A DIALOGUE ON FINANCIAL AID BETWEEN PARENTS AND STUDENTS.	TXu001658674	12/01/2009

Universal Technical Institute, Inc.

(Delaware Corporation)

U.S. Copyright

Copyright Registration

Title	Reg. No.	Reg. Date
A GUIDE TO IM 240.	TX0003951084	11/15/1994

SCHEDULE V

to

GUARANTY AND SECURITY AGREEMENT

SCHEDULE OF INVESTMENT PROPERTY

A.	PLEDGED EQUITY

Grantor (owner of Record of such Pledged Equity)	Issuer	Pledged Equity Description	Percentage of Issuer
Universal Technical Institute, Inc.	UTI Holdings, Inc.	100% of the issued and outstanding capital interest.	100%

Universal Technical Institute, Inc.	Student Funding Group, LLC	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	HCP Ed Holdings, Inc.	100% of the issued and outstanding capital interest.	100%

HCP Ed Holdings, Inc.	Michigan Institute of Aeronautics, Inc.	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	Universal Technical Institute of Arizona, Inc.	100% of the issued and outstanding capital interest.	100%

Universal Technical Institute of Arizona, Inc.	Universal Technical Institute of Arizona, LLC	100% of the issued and outstanding capital interest.	100%

Universal Technical Institute of Arizona, Inc.	UTI South Florida, LLC	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	U.T.I, of Illinois, Inc.	100% of the issued and outstanding capital interest.	100%

U.T.I, of Illinois, Inc.	Universal Technical Institute Ventures, LLC	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	Universal Technical Institute of California, Inc.	100% of the issued and outstanding capital interest.	100%

Universal Technical Institute of California, Inc.	Universal Technical Institute of Southern California, LLC	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	Universal Technical Institute of North Carolina, Inc.	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	Universal Technical Institute of Texas, Inc.	100% of the issued and outstanding capital interest.	100%

Universal Technical Institute of Texas, Inc.	UTI West Texas, LLC	100% of the issued and outstanding capital interest.	100%

Universal Technical Institute of Texas, Inc.	Universal Technical Institute of Northern Texas, LLC	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	Universal Technical Institute of Pennsylvania, Inc.	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	Universal Technical Institute Northeast, LLC	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	Universal Technical Institute of Phoenix, Inc.	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	Universal Technical Institute of Northern California, Inc.	100% of the issued and outstanding capital interest.	100%

UTI Holdings, Inc.	Custom Training Group, Inc.	100% of the issued and outstanding capital interest.	100%

B.	PLEDGED NOTES

1.	None.

C.	OTHER INVESTMENT PROPERTY

N/A

EXHIBIT I

FORM OF GUARANTY AND SECURITY AGREEMENT SUPPLEMENT

THIS GUARANTY AND SECURITY AGREEMENT SUPPLEMENT, dated as of [●], (this “Supplement”), supplements the Guaranty and Security Agreement, dated as of November 18, 2022 (the “Agreement”), among UNIVERSAL TECHNICAL INSTITUTE, INC., a Delaware corporation (the “Borrower”), the Grantors from time to time party thereto, and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender (the “Lender”).

(a)    Reference is made to the Credit Agreement, dated as of November 18, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Loan Parties from time to time party thereto and the Lender.

(b)    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

(c)    The Grantors have entered into the Agreement in order to induce the Lender (i) to make Loans and to issue Letters of Credit, (ii) to enter into and/or maintain Rate Contracts, if applicable, and (iii) to provide Bank Products, if applicable. Section 6(r) of the Agreement provides that additional Domestic Subsidiaries of the Borrower may become Grantors under the Agreement by execution and delivery of an instrument in the form of this Supplement. Each of the undersigned Domestic Subsidiaries (each a “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Loam Party under the Grantor under the Agreement in order to, among other things, induce the Lender to make additional Loans, to issue additional Letters of Credit, to enter into and/or maintain Rate Contracts and to enter into and/or maintain Bank Products and as consideration for Loans previously made, Letters of Credit previously issued and currently existing Rate Contracts and Bank Products.

Accordingly, the Lender and the New Subsidiary agree as follows:

Section 1.    In accordance with Section 6(r) of the Agreement, the New Subsidiary by its signature below becomes a Grantor under the Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to the Closing Date, with respect to the New Subsidiary such reference shall be deemed a reference to the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations does hereby grant to the Lender, its successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Agreement shall be deemed to include the New Subsidiary as if originally named therein as a Grantor. The Agreement is hereby incorporated herein by reference.

Section 2.    The New Subsidiary represents and warrants to the Lender that (i) it has the power and authority to enter into this Supplement and (ii) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by debtor relief laws, general principles of equity and an implied covenant of good faith and fair dealing.

Section 3.    This Supplement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Supplement shall become effective when the Lender shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Lender has executed a counterpart hereof. Delivery by facsimile or by electronic .pdf copy of an executed counterpart of a signature page to this Supplement shall be effective as delivery of an original executed counterpart of this Supplement. The Lender may also require that any such documents and signatures delivered by facsimile, .pdf or other electronic means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile, .pdf or other electronic means.

Section 4.    Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

Section 5.    Sections 19 and 20 of the Agreement is hereby incorporated by reference as if fully stated herein and shall apply to this Supplement, mutatis mutandis.

Section 6.    If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.    All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Agreement.

Section 8.    The New Subsidiary agrees to reimburse the Lender, on the same terms and to the same extent as provided for in Section 10.1 of the Credit Agreement, for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including all attorneys’ fees.

[Signature pages follow]

IN WITNESS WHEREOF, the New Subsidiary and the Lender have duly executed this Guaranty and Security Agreement as of the day and year first above written.

NEW SUBSIDIARY:	[____________________________________________]

By:
Name:
Title:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender

By:
Name:
Title: